UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2025

AMEREN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Missouri	1-14756	43-1723446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1901 Chouteau Avenue, St. Louis, Missouri 63103

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (314) 621-3222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AEE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2025, Ameren Corporation (the "Company") announced that Michael L. Moehn, Senior Executive Vice President and Chief Financial Officer of the Company, has been elected to the position of Group President, Ameren Utilities, of the Company, effective January 1, 2026. Also effective January 1, 2026, Leonard P. Singh, Chairman and President of Ameren Illinois Company ("Ameren Illinois"), has been elected Executive Vice President and Chief Financial Officer of the Company.

Mr. Moehn, 56, has served as the Company's Senior Executive Vice President and Chief Financial Officer since 2019. As previously announced, Mr. Moehn is also currently serving as the Interim Chairman and President of Ameren Missouri. He previously served as Chairman and President of Ameren Missouri from 2014 to 2019.

Mr. Singh, 56, has served as the Chairman and President of Ameren Illinois since August 2022. Previously, he served in various senior leadership roles at Consolidated Edison Company of New York, including Senior Vice President of Customer Energy Solutions from December 2020 to June 2022 and Vice President of Manhattan Electric Operations from June 2015 to November 2020.

Effective as of January 1, 2026, Mr. Moehn's base salary will be increased from $895,000 to $960,000. Also effective as of January 1, 2026, his target cash award under the Company’s short-term incentive plan (“STIP”) will be increased from 90% to 100% of his base salary, and his target award under the Company’s long-term incentive program (“LTIP”) will be increased from 315% to 350% of his base salary. Mr. Moehn will continue to participate in the Ameren Corporation Severance Plan for Ameren Officers and the Second Amended and Restated Change of Control Severance Plan.

Effective as of January 1, 2026, Mr. Singh's base salary will be increased from $650,000 to $715,000. Also effective as of January 1, 2026, his target cash award under the Company’s STIP will be increased from 80% to 90% of his base salary, and his target award under the Company’s LTIP will be increased from 215% to 260% of his base salary. Mr. Singh will continue to participate in the Ameren Corporation Severance Plan for Ameren Officers and the Second Amended and Restated Change of Control Severance Plan.

Neither Mr. Moehn's nor Mr. Singh's election was pursuant to any agreement or understanding between him and any other person. There is no family relationship between Mr. Moehn or Mr. Singh and any director or executive officer of the Company, and there are no transactions between Mr. Moehn or Mr. Singh and the Company that are required to be reported under Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company on October 14, 2025, announcing Mr. Moehn's and Mr. Singh’s elections is furnished as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of Ameren under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by the Company on October 14, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEREN CORPORATION
(Registrant)

By:	/s/ Stephen C. Lee
Name:	Stephen C. Lee
Title:	Vice President, Interim General Counsel and Secretary

Date: October 14, 2025